EXHIBIT 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

Popular, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees To Be Paid	Equity	Common Stock, par value $0.01 par value per share (“Common Stock”)	457(c)	281,157	$86.23	$24,244,168.11	0.00014760	$3,578.44

Fees Previously Paid	–	–	–	–	–	–		–

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock	415(a)(6)	218,843		$16,883,737.45			Form S-3	333-257217	June 21, 2021	$1,842.18

	Total Offering Amounts					$41,127,905.56

	Total Fees Previously Paid							–

	Total Fee Offsets							–

	Net Fee Due							$3,578.44

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement to which this exhibit relates (this “Registration Statement”) also covers an indeterminate number of shares of Common Stock that may be issued by Popular, Inc. from time to time by virtue of stock splits, stock dividends or similar transactions involving Common Stock.

(2)

Estimated in accordance with Rule 457(c) under the Securities Act solely for purposes of calculating the registration fee (based on the average of high and low prices of Common Stock as reported on the Nasdaq Global Select Market on June 5, 2024).

(3)

Popular, Inc. filed a Registration Statement on Form S-3ASR (File No. 333-257217) on June 21, 2021 (the “Prior Registration Statement”), which registered an aggregate of 500,000 shares of Common Stock. In accordance with Rule 415(a)(6) under the Securities Act, this Registration Statement includes 218,843 shares of Common Stock registered under the Prior Registration Statement, which remain unsold as of the date of this Registration Statement. Pursuant to Rules 415(a)(6) and 457(p) under the Securities Act, the $1,842.18 filing fee previously paid in the Prior Registration Statement in connection with such unsold shares of Common Stock will continue to be applied to such unsold shares of Common Stock being registered under this Registration Statement. The filing fee of $3,578.44 being paid herewith relates to the 281,157 newly registered shares of Common Stock. The offering of the unsold shares of Common Stock registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.